Exhibit 10.2

PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Supply and Manufacturing Services Agreement

Between

Amicus Therapeutics, Inc.
3675 Market Street
Philadelphia, PA 19104

and

WuXi Biologics (Hong Kong) Limited
Flat/RM826, 8/F Ocean Centre Harbour City,
5 Canton Road TST, Hong Kong

WuXi Biologics Ireland Limited
Mullagharlin, Dundalk, Co Louth
A91 X56F, Ireland

and

WuXi Biologics Germany GmbH
Chempark Leverkusen
Building D 201, Tor 133
51368 Leverkusen Germany

CONFIDENTIAL

161257621v3

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    This Supply and Manufacturing Services Agreement (“Agreement”) is entered into on March 31, 2023 (“Effective Date”) between Amicus Therapeutics, Inc. having a place of business at 3675 Market Street, Philadelphia, PA 19104 (“AMICUS”); and WuXi Biologics (Hong Kong) Limited having a place of business at Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong, WuXi Biologics Ireland Limited Mullagharlin, Dundalk, Co Louth A91 X56F, Ireland and WuXi Biologics Germany GmbH, Chempark Leverkusen, Building D 201, Tor 133, 51368 Leverkusen Germany (collectively “WUXI BIOLOGICS”) (referred to herein individually as a “Party” and collectively as the “Parties”).
    WHEREAS, the Parties entered into a Manufacturing and Supply Agreement on December 5, 2018 where WUXI BIOLOGICS manufactured and supplied to AMICUS, AMICUS’ proprietary biological drug substance and finished drug product;
WHEREAS, the Parties or the Affiliates have entered into a Master Services Agreement and any amendments thereto having an effective date of July 14, 2014 for development services and duly amended thereafter; and
WHEREAS, the Parties now wish to continue their relationship by terminating the Manufacturing and Supply Agreement as of the Effective Date of this Agreement and have the placement of any new orders, services and supplies be governed under this Agreement.
    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1.Definitions
1.1“Active Pharmaceutical Ingredient” (“API”) means the active pharmaceutical ingredient or drug substance, designated herein as ATB200 made according to the Specifications.
1.2“Adverse Regulatory Development” means [***].
1.3“Affiliate” means any individual, corporation, limited liability company, partnership, joint venture, association or other legal entity (“Person”) who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with any other Person. “Control” means (a) the direct or indirect legal or beneficial ownership of more than fifty percent (50%) of (i) the ownership interests in a Person or (ii) the outstanding voting rights in a Person or (b) the power to otherwise direct the business activities of a Person.
1.4“Applicable Laws” means all laws, regulations, regulatory guidance and industry standards applicable to the manufacture, storage, distribution and sale of Product or components, including API, thereof in any territory.
1.5“Batch” [***] undergoing the number of IMAC cycles designated in a Firm Order or a specific quantity of Units of Product produced from a single Run.
1.6“Batch Certificate” or “Certified Batch” means that (i) each Batch of API or Product has undergone a full qualitative and quantitative analysis of API and other relevant constituents to ensure that the quality of the API and Product complies with the requirements of the marketing authorization of the importing country (ii) the Batch Certificate must attest that the Batch meets the specifications and has been manufactured in accordance with the marketing authorization of the importing country, detailing the specifications of the API / Product, the analytical methods referenced, the analytical

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results obtained, and containing a statement that the batch processing, packaging and quality control records were reviewed and found in conformity with GMP and (iii) a completed Batch Disposition Sheet that is approved by AMICUS, which approval will not be unreasonably withheld, delayed, or conditioned, and for which an example is set forth in Appendix G. Batch Disposition Sheet.
1.7“Binding Quarter” means Binding API Quarter and Binding Product Quarter as set forth in Sections 3.1.1 and 3.2.1, respectively.
1.8“Bill of Materials or “BOM” means an itemized list of RmRC components for an API Batch, including batch quantities and raw material unit costs. An illustrative BOM template is provided in Appendix D. Bill of Materials.
1.9“Business Day” means a day on which banking institutions in New York City, New York are open for business.
1.10“Cell Line” means the [***], and which have been purchased by AMICUS for expression of the API.
1.11“Consumable” means all bags, liners and other single use or regularly replaced materials that are required to perform the Manufacturing Process (excluding Raw Materials and Resins).
1.12“Commercially Reasonable Efforts” as applied to each Party’s obligations hereunder, shall mean diligent and consistent application of those efforts and resources commonly associated with the customary business practice and standards in the pharmaceutical manufacturing industry and incurring a financial detriment to the extent, or spending only what would be, reasonable in relation to the benefit obtained by the other Party while considering the financial circumstances of the Party incurring the detriment.
1.13“Facility” means WUXI BIOLOGICS’ testing, manufacturing, packaging and warehousing GMP facilities (including relevant equipment) as set forth in Appendix H.
1.14"GMP" or “cGMP” means all current Good Manufacturing Practices as required by Applicable Law related to the manufacture, testing, processing, packaging and distribution of pharmaceutical products.
1.15“Intellectual Property” means patents, trademarks, service marks, design rights, copyrights, including applications for any of the foregoing, all rights in know-how, trade or business names and other rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world whether registerable or not. For the purposes of this definition, know-how shall mean any current and future scientific, technical, or commercial information, results and data of any type whatsoever, in any tangible and intangible form, that is not in the public domain or otherwise publicly known, including, without limitation, discoveries, inventions, trade secrets, databases, practices, protocols, regulatory filings, methods, processes, techniques, biological and other materials, reagents, specifications, formulations, formulae, data (including pharmacological, biological, chemical, toxicological and clinical information, analytical, quality control and stability data, studies and procedures), manufacturing process and development information, results and data, whether or not patentable.
1.16“Latent Defect” means a non-conformity of a Batch from the Specifications not reasonably ascertainable upon inspection at Delivery.

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1.17“Manufacturing Documentation” means all records describing or related to the Manufacturing Process, other than those embodied in the Master Production Record.
1.18“Manufacturing Process” means process for manufacturing the API or Product.
1.19“Master Cell Bank” means AMICUS’ reference deposit or collection of vials of Modified Cells, from which the Working Cell Bank is derived.
1.20“Master Production Record” (“MPR”) means the document, proposed by WUXI BIOLOGICS and approved by AMICUS, that defines the manufacturing methods, test methods, specifications, materials, and other procedures, directions and controls associated with the manufacture and testing of the API or Product; and shall further include or incorporate by reference, without limitation, Materials Specifications, in process and final sampling standards, equipment and instrumentation specifications, standard operating procedures, including, without limitation, those for in-process quality control testing, packaging and aliquoting procedures.
1.21“Materials Specification” (“MS”) means a document detailing the specifications for each Raw Material, Resin or Consumable, each as mutually approved by the Parties.
1.22“Modified Cells” means any and all modifications, derivatives, components or progeny of the Cell Line utilizing or incorporating AMICUS’ technology that express API.
1.23“MSA” means Master Services Agreement and any amendments thereto between the Parties or its Affiliates having an effective date of July 14, 2014.
1.24“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivision thereof.
1.25“Price” means the price charged by WUXI BIOLOGICS in U.S. Dollars to Deliver to AMICUS a Batch of API or Unit of Product which equals [***].
1.26“Price Discount” means the discount to the Price [***].
1.27“Price Premium” means the increase to the Price [***].
1.28“Product” or “Drug Product” means the API formulated as a finished dosage form according to the Specifications.
1.29“Quality Agreement” means the agreement described in Section 2.7.
1.30“Quality Failure” means [***].
1.31“Raw Materials” means all ingredients, intermediates, solvents, cell culture (growth) media and other components of the API or Product required to perform the Manufacturing Process (excluding API and any Consumables and Resins).
1.32“Reference Materials” means API or Product that is generated from a Run that meets Specifications and stored in a controlled manner to be used as a standard for analytical testing purposes.
1.33“Regulatory Authority” includes the Food and Drug Administration (“FDA”) in the United States, the Pharmaceuticals and Medical Devices Agency (“PMDA”) in Japan, the European Medicines Agency (“EMA”) in the European Union, Health Canada, the Therapeutic Goods Administration (“TGA”) in Australia and their counterparts in all other territories involved in regulating any aspect of the development, manufacture, in-country testing, labeling, packaging, marketing approval, sale, distribution, shipment and/or use of the API and Product.

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1.34“Regulatory Filings” means any or all filings and applications submitted to Regulatory Authorities for the purpose of registering the Manufacturing Process and the Product as required by Applicable Law.
1.35[***]
1.36“Resin” means all chromatographic media intended to purify the API described in the Master Production Record.
1.37“RmRC” means Raw Materials, Resins and Consumables.
1.38“RmRC Unit Costs” equals the price paid by WUXI BIOLOGICS, [***].
1.39“Rolling Forecast” means Rolling API Forecast and Rolling Product Forecast as set forth in Section 3.1and 3.2, respectively.
1.40“Run” means one complete operation at the WUXI BIOLOGICS Facility of the Manufacturing Process to make API or Product according to the Master Production Record.
1.41“Service Fee” equals [***].
1.42“Short Batch” means a Batch of API but one undergoing less than the number of IMAC cycles designated in a Firm Order but in no case less than [***]. References to Batch herein also apply to Short Batches unless specifically differentiated.
1.43“Specifications” means the manufacturing processes, specifications, yields, timelines, acceptance criteria, test procedures, packaging, storage conditions and delivery of GMP API and GMP Product according to Sections 2 and 3, Appendix A. API and Product Specifications, Materials Specifications, Batch Certificates, Rolling Forecasts, Regulatory Filings, the Quality Agreement, Applicable Laws and as otherwise set forth in this Agreement.
1.44“Storage Guidelines” means procedures for packaging, preserving, monitoring and storing any and all AMICUS property, including the RmRC, Cell Line, Master Cell Bank, Working Cell Bank, API and Product as set forth in the Specifications.
1.45“Subcontractor” means any Third Party that WUXI BIOLOGICS contracts with to perform any of its obligations under this Agreement after having received signed written consent from AMICUS, which consent shall not be unreasonably withheld, delayed, or conditioned.
1.46“Third Party” means any Person other than a Party or any of its Affiliates.
1.47“Unit” means one vial of the Product comprising an amount of API measured in milligrams as further described in the Specifications.
1.48[***].
1.49“Vial Thaw” means thawing of Modified Cells from a Working Cell Bank in order to commence a Run for API.
1.50“Working Cell Bank” means serially sub-cultivated cells derived from the Master Cell Bank and used to establish seed cultures of the Modified Cells upon commencement of the Manufacturing Process.
2.Supply
2.1Commitment to Supply. AMICUS retains WUXI BIOLOGICS on a non-exclusive basis to supply API and/or Product according to its Rolling Forecasts and WUXI

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BIOLOGICS shall use Commercially Reasonable Efforts to supply said API and Product solely to AMICUS.
2.2Facilities. WUXI BIOLOGICS will maintain all equipment, RmRC and staff necessary to manufacture API and Product at the Facility and will not change the location of Facility or use any additional facility without AMICUS’ written approval, which will not be unreasonably withheld, delayed, or conditioned.
2.3Ownership and Control of Cell Line, Modified Cells and Cell Banks. Title to Cell Line, Modified Cells, Master Cell Bank, and Working Cell Bank shall at all times remain solely with AMICUS and (i) shall not be included in WUXI BIOLOGICS’ sales inventory but may be included in its inventory for purposes of tracking performance under this Agreement (ii) shall not be represented by WUXI BIOLOGICS as WUXI BIOLOGICS’ collateral (iii) shall not be pledged or mortgaged by WUXI BIOLOGICS and (iv) shall not permit any lien, encumbrance or other cloud on title (“Liens”) to be attached thereto, other than those granted by AMICUS. WUXI BIOLOGICS shall notify AMICUS of any WUXI BIOLOGICS’ Liens within three (3) Business Days after WUXI BIOLOGICS of learning of such and shall have them removed or terminated within ten (10) days thereafter. If a WUXI BIOLGOICS’ Lien is not removed or terminated within such period, AMICUS may take such action as it determines to remove or terminate such WUXI BIOLGOICS’ Lien at WUXI BIOLOGICS’ expense.
2.3.1.WUXI BIOLOGICS shall treat the Cell Line, Master Cell Bank, and Working Cell Bank as AMICUS’ Confidential Information and shall not use them for any purpose except to fulfill its obligations under this Agreement.
2.3.2.WUXI BIOLOGICS shall not transfer the Cell Line, Master Cell Bank, or Working Cell Bank to any Third Party without prior written authorization from AMICUS.
2.3.3.WUXI BIOLOGICS shall use Commercially Reasonable Efforts to secure all Cell Lines, Master Cell Banks, or Working Cell Banks at Facility in accordance with the Storage Guidelines.
2.3.4.WUXI BIOLOGICS shall, to the extent possible, label the Cell Line, Modified Cells, Master Cell Bank, and Working Cell Bank (or the vessels containing any of such materials) as the property of AMICUS.
2.3.5.Upon AMICUS’ written request (and expense), WUXI BIOLOGICS shall return all or specified portions of the Cell Line, Master Cell Bank, or Working Cell Bank to AMICUS or its designee.
2.4Ownership and Control of RmRC, API and Product. Subject to Sections 2.5.1 and 4.5, Title to RmRC, API and Product shall transfer to AMICUS upon invoicing by WUXI BIOLOGICS and thereafter shall not be (i) included in WUXI BIOLOGICS’s inventory (ii) represented by WUXI BIOLOGICS as WUXI BIOLOGICS’ collateral (iii) pledged or mortgaged by WUXI BIOLOGICS (iv) permitted by WUXI BIOLOGICS to be attached by its creditors and (v) retained by WUXI BIOLOGICS in any manner including as represented on shipping and export documents.

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2.5RmRC. WUXI BIOLOGICS shall (i) procure all RmRC required to manufacture API and Product and (ii) be responsible for ensuring that RmRC conforms to the Materials Specifications.
2.5.1.Upon 90 days’ written notice to WUXI BIOLOGICS, AMICUS may (at its cost) elect to procure and deliver to WUXI BIOLOGICS some or all of the RmRC required to manufacture API and Product provided that any existing supplies of RmRC procured by WUXI BIOLOGICS shall first be utilized in manufacturing API and Product.
2.6Risk of Loss and Insurance. Notwithstanding AMICUS’ ownership of title pursuant to Sections 2.3 and 2.4, WUXI BIOLOGICS shall bear all risk of loss or damage to RmRC, and AMICUS shall purchase sufficient insurance not less than the Price to cover all API and Product stored in WUXI BIOLOGICS’ facilities to cover all risk of loss or damage until Delivery.
2.7Quality Agreement. Representatives of the Parties’ quality assurance departments shall meet to develop and approve a Quality Agreement by the later of (1) ninety (90) days from the Effective Date or (2) prior to the placement of the first Firm Order under Section 3.3. The Quality Agreement shall be subject to and be without prejudice to this Agreement and shall complement the terms of this Agreement on matters relating to quality of the Product; provided however, that if there is a direct conflict between the terms of the Quality Agreement and this Agreement that pertain directly to the quality of the Product, the Quality Agreement shall prevail over this Agreement, provided however that they shall be no less favorable to Amicus than those herein. The Quality Agreement may be modified from time to time by mutual written agreement. Once executed by both Parties, the Quality Agreement shall be incorporated into and made part of this Agreement by this reference.
2.8Retention of Samples. WUXI BIOLOGICS shall retain and record reserve samples of all Raw Materials, samples generated during production of Batches and Batch Samples as set forth in the Materials Specifications, a record of standard operating procedures, a Master Production Record, or as otherwise agreed in writing with AMICUS.
2.9Designated Vendors and Subcontractors
2.9.1.Approval of Designated Vendors. If AMICUS elects to require WUXI BIOLOGICS to (i) procure RmRC from Third Parties designated and approved by AMICUS in writing (the “Designated Vendors”), or (ii) subcontract a portion of the Services to Third Parties designated and approved by AMICUS in writing (the “Designated Subcontractors”), which Third Parties in each case of (i) and (ii) are not then under contract with WUXI BIOLOGICS, AMICUS shall so advise WUXI BIOLOGICS in writing, and WUXI BIOLOGICS shall use commercially reasonable efforts to establish supply arrangements or subcontracting arrangements with such Designated Vendors or Designated Subcontractors (which supply arrangements or subcontracting arrangements shall comply with the terms of this Agreement, the Quality Agreement and any other related agreements) and the terms and conditions of such supply shall be subject to the approval of AMICUS.
2.9.2.Notification. WUXI BIOLOGICS shall promptly advise AMICUS if it encounters or is advised of (i) RmRC supply problems, including written notice of material delays and/or delivery of non-conforming RmRC from AMICUS’ Designated

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Vendors, or (ii) problems with the services subcontracted to AMICUS’ Designated Subcontractors; and (except to the extent RmRC or subcontracted services are provided by AMICUS) WUXI BIOLOGICS shall use Commercially Reasonable Efforts to reduce and eliminate any supply or subcontracting problems from such Designated Vendors or Designated Subcontractors (and AMICUS shall provide WUXI BIOLOGICS with reasonable assistance in connection therewith). For clarity, WUXI BIOLOGICS will not be responsible for any delays caused by AMICUS’ Designated Vendors or Designated Subcontractors, and may reasonably request that AMICUS select a different Designated Vendor or Designated Subcontractor after repeated problems with any such Designated Vendor or Designated Subcontractor.
2.9.3.Certification and Audit. AMICUS shall audit and certify the Designated Vendors and Designated Subcontractors on an annual basis, in accordance with the Quality Agreement and provide WUXI BIOLOGICS with such documentation upon request.
2.10Notice of Nonconformity, Acceptance and Rejection. For a period of [***] after the Delivery of a Batch (or, in the case of Latent Defects, [***] of the Latent Defect), AMICUS shall have the right to reject any Batch it reasonably believes is non-conforming to the Specifications upon written notice to WUXI BIOLOGICS, such notice to include the reason(s) for the rejection and to be accompanied with any supporting documentation or other evidence. Within [***] thereafter, WUXI BIOLOGICS shall respond to AMICUS in writing whether it agrees with AMICUS’ notice of non-conformity. After the applicable time periods set forth in this Section, all Product(s) will be deemed accepted by AMICUS and materially compliant with all required Material Specifications, the Quality Agreement, cGMP, and Applicable Laws.
2.10.1.If a Short Batch meets the Specifications in every other regard except for the number of IMAC cycles, it shall not be deemed non-conforming but shall constitute a Supply Delay for the amount of API equal to the difference between the amount ordered in a Firm Order and the amount Delivered on-time in the Short Batch.
2.10.2.A Batch running less than [***] IMAC cycles shall be deemed non-conforming.
2.11Disputes over Conformity. If WUXI BIOLOGICS disputes a notice of non-conformity, the Parties’ quality assurance representatives shall make a good faith attempt to resolve the dispute.
2.11.1.Third Party Evaluation. If the dispute is not resolved within 45 (forty-five) Business Days, a sample of the non-conforming Batch and another sample that both Parties stipulate is conforming will be evaluated against the Specifications by a mutually agreeable Third Party laboratory whose results shall be final and binding on the Parties. The cost of this evaluation shall be borne by the Party whose position on conformity was controverted by the Third Party evaluation, provided that, if the non-conformity was due to a defect in materials provided by or on behalf of AMICUS (e.g., defective cell lines) not reasonably ascertainable by WUXI BIOLOGICS in advance, then AMICUS shall pay for the evaluation and the non-conforming Batch. The Parties hereby designate [***] to be the Third

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Party laboratory since they have validated the analytical methods for API and Product.
2.11.2.Cost of Disposal. WUXI BIOLOGICS shall bear the cost of returning to AMICUS or disposing of any such non-conforming Batch (at AMICUS’ election).
2.11.3.Non-Conforming API Batch. Subject to Section 2.11.7, if a Batch of API is found to be non-conforming under Sections 2.10, 2.11 or 2.11.1, then WUXI BIOLOGICS shall, at AMICUS’ election, either (i) use best efforts following the determination of non-conformity, to commence a Run as soon as possible and in no case later than [***], subject to capacity and raw material availability to replace such non-conforming Batch with a conforming Batch (“Replacement API Batch”) at no additional cost to AMICUS or (ii) refund the Price paid for such non-conforming Batch.
2.11.4.Non-Conforming Replacement API Batch. Subject to Section 2.11.7, if a Replacement API Batch is also found to be non-conforming under Sections 2.11 or 2.11.1, AMICUS may elect to (i) require WUXI BIOLOGICS to (a) promptly refund the Price paid for such non-conforming Batch and (b) use best efforts following the determination of non-conformity, to commence a Run as soon as possible and in no case later than 180 days, subject to capacity and raw material availability to replace such non-conforming Replacement API Batch with a conforming second Replacement API Batch at no additional cost to AMICUS.
2.11.5.Non-Conforming Product Batch. Subject to Section 2.11.7, if a Batch of Product is found to be non-conforming under Sections 2.10, 2.11 or 2.11.1, then WUXI BIOLOGICS shall, at AMICUS’ election, (i) use best efforts following the determination of non-conformity, to commence a Run as soon as possible and in no case later than 120 days subject to capacity and raw material availability to replace such non-conforming Batch with a conforming Batch (“Replacement Product Batch”) at no additional cost to AMICUS other than paying WUXI BIOLOGICS 50% of the Price of replacement API (manufactured by WUXI BIOLOGICS) to be used in the Replacement Product Batch or (ii) refund to AMICUS the Price paid for such non-conforming Batch of Product.
2.11.6.Non-Conforming Replacement Product Batch. Subject to Section 2.11.7, if a Replacement Product Batch of Product is also found to be non-conforming under Sections 2.10, 2.11 or 2.11.1, AMICUS may elect to (i) require WUXI BIOLOGICS to (a) promptly refund the Price paid for such non-conforming Batch and (b) use best efforts following the determination of non-conformity, to commence a Run as soon as possible and in no case later than 120 days, subject to capacity and raw material availability to replace such non-conforming Replacement Product Batch with a conforming second Replacement Product Batch at no additional cost to AMICUS.
2.11.7.Non-Conforming Batches due to AMICUS Process Changes. If a post-PPQ, commercial Batch is found to be non-conforming solely due to a change in the process requested by AMICUS that was not first validated in a separate development batch, then AMICUS will be liable for paying for such non-conforming Batch. If AMICUS requests WUXI BIOLOGICS to replace such non-conforming Batch under these circumstances, WUXI BIOLOGICS shall replace

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such non-conforming Batch and AMICUS will pay the Price for the new Batch delivered by WUXI BIOLOGICS in replacement of such non-conforming Batch. AMICUS will be also responsible for collecting or disposing the non-conforming Batch, at its own expense.
2.11.8.Acceptance of Conformity. AMICUS’ payment of the Price for any Batch shall not constitute acceptance of Batch conformity to Specifications and shall also not constitute a waiver of any of its rights under this Agreement.
2.12Recalls. WUXI BIOLOGICS shall cooperate with AMICUS in implementing in any recall of Product required by a Regulatory Authority or elected by AMICUS. If such recall is initiated because of (i) non-conforming Product (provided that the non-conformity was not due to a defect in materials provided by or on behalf of AMICUS, e.g., cell lines, that were not reasonably detected by WUXI BIOLOGICS in advance) or (ii) WUXI BIOLOGICS’ negligence or willful misconduct, WUXI BIOLOGICS shall promptly reimburse AMICUS the Price paid by AMICUS for the recalled Product and all other related costs and AMICUS may seek any other available remedies. In all other scenarios, AMICUS shall bear any and all costs associated with the recall of such Product.
2.13Change in Specifications. AMICUS may elect to amend the Specifications even if they are not required by a change in Applicable Law, the Regulatory Authority, or to protect patient safety; provided however, that AMICUS shall bear any costs and expenses solely attributable to such amendments, including but not limited to the costs of, any filings or other actions WUXI BIOLOGICS must take with the Regulatory Authority as a result thereof. WUXI BIOLOGICS shall use Commercially Reasonable Efforts to promptly implement such change.
2.13.1.If amendments to the Specifications are required by the Regulatory Authority, change in Applicable Law or to protect patient safety, AMICUS shall bear all costs and expenses associated therewith including filings with the Regulatory Authority necessitated by the change. WUXI BIOLOGICS shall use Commercially Reasonable Efforts to promptly implement such change.
2.13.2.WUXI BIOLOGICS shall not amend the Specifications without AMICUS’ prior written authorization. AMICUS shall bear all costs and expenses associated therewith, including but not limited to the costs of, any filings or other actions AMICUS must take with the Regulatory Authority necessitated by the change.
2.14Waste Material. Each Party shall promptly notify the other of any health hazards or potential health hazards of which it is or becomes aware of concerning exposure to or handling of the Raw Materials, API, Consumables, Resins, Product, or their waste products. At WUXI BIOLOGICS’ expense, WUXI BIOLOGICS or a designated Subcontractor shall handle, label, package, store, transport and dispose of all waste generated from the performance of its obligations under this Agreement and in strict compliance with Applicable Laws.
2.15Delivery by WUXI BIOLOGICS. WUXI BIOLOGICS shall deliver (at its cost) API and/or Product to AMICUS’ designated carrier FCA (Free Carrier), at Facility in the designated cities applicable to each Facility set forth in Appendix H Facilities (Incoterms® 2020). WUXI BIOLOGICS shall (at its cost) package API and/or Product for transportation by AMICUS’ designated carrier according to Specifications

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and shall include the following with each shipment: (i) WUXI BIOLOGICS lot and batch numbers, (ii) the quantity of API and/or Product (iii) a bill of lading (iv) Batch Certificate(s) and (v) other documents as required by the Quality Agreement or Applicable Law (collectively “Delivery or Deliver”).
2.16Delivery by AMICUS. All materials to be provided by AMICUS to WUXI BIOLOGICS will be delivered DDP (site designated by WUXI BIOLOGICS) (Incoterms 2020), including but not limited to Cell Line, Master Cell Bank, Working Cell Bank or any other materials provided by AMICUS. For the avoidance of doubt, DDP (site designated by WUXI BIOLOGICS) means AMICUS is responsible for delivery to and unloading at the site designated by WUXI BIOLOGICS and pays all costs including import duties and taxes.
2.17Engineering and PPQ Batches and Development Services. Any engineering Batches, Process Performance Qualification (“PPQ”) Batches or miscellaneous services required to enable the future manufacture of a Batch of API/Product suitable for commercial sale shall be the subject of separately negotiated “Work Orders” issued hereunder. As the term “commercial Batches” is used herein, it does not include PPQ Batches or engineering Batches though PPQ batches may be used for commercial purposes.
3.Forecasts and Orders
3.1Rolling API Forecasts. An initial [***] rolling quarterly forecast of the quantity and size of API Batches AMICUS desires WUXI BIOLOGICS to Deliver API is provided in Appendix B. API Rolling Forecasts shall be updated by AMICUS in writing by the first three (3) Business Days of the beginning of each calendar quarter (January 1st, April 1st, July 1st or October 1st) (“Rolling API Forecasts”) and WUXI BIOLOGICS shall promptly acknowledge receipt thereof. API Batches included in this initial API Rolling Forecast shall be governed under this Agreement and considered as having conformed to API lead time requirements as set forth in Section 3.3.4.
3.1.1Binding Quarterly API Forecasts. The quantity of the first [***] calendar quarters [***] of each Rolling API Forecast shall be binding on both Parties (“Binding First Quarterly API Forecast” or each of said quarters constituting a “Binding API Quarter”) such that AMICUS shall be bound to purchase said quantities from WUXI BIOLOGICS, and WUXI BIOLOGICS shall be bound to supply and sell said quantities to AMICUS.
3.1.2Non-Binding Quarterly API Forecasts. The quantity of the last [***] calendar quarters [***] of each Rolling API Forecast shall not be binding on either Party (“Non-Binding Quarterly API Forecast” or each of said quarters constituting a “Non-Binding API Quarter”) but shall be made in good faith by AMICUS and shall be used in good faith by WUXI BIOLOGICS to achieve Capacity (as defined below in Section 3.6).
3.2Rolling Product Forecasts. An initial [***] forecast of the amount of API (in weight) AMICUS desires WUXI BIOLOGICS to manufacture into Product and Deliver to AMICUS is provided in Appendix C shall be updated by AMICUS in writing by the first three (3) Business Days of the beginning each calendar quarter (January 1st, April 1st, July 1st or October 1st) (“Rolling Product Forecasts”) and WUXI BIOLOGICS

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shall promptly acknowledge receipt thereof. Product Batches included in this initial Product Rolling Forecast shall be governed under this Agreement and considered as having conformed to Product lead time requirements as set forth in Section 3.3.5.
3.2.1.Binding Quarterly Product Forecasts. The quantity of the first [***] calendar quarters [***] of each Rolling Product Forecast shall be binding on both Parties (“Binding First Quarterly Product Forecast” or each of said quarters constituting a “Binding Product Quarter”) such that AMICUS shall be bound to purchase said quantity from WUXI BIOLOGICS, and WUXI BIOLOGICS shall be bound to supply and sell said quantity to AMICUS.
3.2.2.Non-Binding Quarterly Product Forecasts. The quantity of the last [***] calendar quarters [***] of each Rolling Product Forecast shall not be binding on either Party (“Non-Binding Quarterly Product Forecast” or each of said quarters constituting a “Non-Binding Product Quarter”) but shall be made in good faith by AMICUS and shall be used in good faith by WUXI BIOLOGICS to achieve Capacity.
3.3Firm Orders. AMICUS shall issue to WUXI BIOLOGICS a firm purchase order (“Firm Order”) for the forecasted quantity of API or Product for a Binding Quarter as set forth below:
3.3.1.Submission Date. AMICUS shall submit each Firm Order in advance of the Delivery Lead Times set forth in sections 3.3.4 and 3.3.5.
3.3.2.Confirmation and Acceptance of Firm Orders. WUXI BIOLOGICS shall confirm receipt of the Firm Order within two (2) Business Days which shall be deemed to be accepted if in accordance with the Binding Forecasts.
3.3.3.Confirmation of RmRC. Within ten (10) Business Days of receiving a Firm Order, WUXI BIOLOGICS shall provide written confirmation to AMICUS that it has ordered sufficient RmRC to manufacture and Deliver API/Product by the Delivery Date set forth in Section 3.3.6.
3.3.4.API Delivery Lead-Time. Subject to Section 3.1, if a Firm Order is for API, it must be submitted to WUXI BIOLOGICS at least [***] days in advance of the Delivery Date.
3.3.5.Product Delivery Lead-Time. Subject to Section 3.2, if a Firm Order is for Product, it must be submitted to WUXI BIOLOGICS at least [***] days in advance of the Delivery Date.
3.3.6.Delivery Date. Subject to Sections 3.3.4 and 3.3.5, WUXI BIOLOGICS shall Deliver API or Product to AMICUS by the date designated in the corresponding Firm Order (“Delivery Date”).
3.3.7.Scope of Authorization. The issuance of a Firm Order shall constitute (i) AMICUS’ authorization for WUXI BIOLOGICS to manufacture API and/or Product without which WUXI BIOLOGICS shall not manufacture API or Product (ii) AMICUS’ agreement to purchase API and/or Product specified therein from WUXI BIOLOGICS and (iii) WUXI BIOLOGICS’ agreement to sell said API and/or Product solely to AMICUS under the terms of this Agreement and in consideration for the Price set forth in Section 4.

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3.3.8.Surplus Orders. If AMICUS revises a Firm Order to equal a quantity of API or Product greater than that forecasted within its respective Binding Quarter but not by more than [***] (“Surplus Order”) and AMICUS submits to WUXI BIOLOGICS said Surplus Order [***], WUXI BIOLOGICS shall use Commercially Reasonable Efforts to Deliver the surplus quantity by the date set forth in said Surplus Order, provided that AMICUS shall reimburse all reasonable costs actually incurred by WUXI BIOLOGICS in the event it satisfies said Surplus Order.
3.3.9.Excess Orders. If AMICUS revises a Firm Order to equal a quantity of API or Product greater than that forecasted by more than [***] (“Excess Order”), WUXI BIOLOGICS shall [***].
3.3.10.Compensating Orders. Notwithstanding Sections 3.3.8 and 3.3.9, if a Firm Order is made to compensate for a Supply Delay or Supply Failure (“Compensating Order”), WUXI BIOLOGICS shall [***] commence a Run as soon as possible for the additional quantity by the date set forth in said Firm Order/Compensating Order and in no case later than [***].
3.3.11.Controlling Terms. If a purchase order, invoice, acknowledgment form or other such document exchanged by AMICUS and WUXI BIOLOGICS contains any provisions additional or contrary to the provisions of this Agreement, they shall have no force or effect and the terms of this Agreement shall control.
3.4Accounting of RmRC and Bill of Materials. An initial BOM shall be populated by WUXI BIOLOGICS 30 days prior to the placement of the first Firm Order according to the template provided in Appendix D. Thereafter, the BOM shall be reviewed within PRM meetings quarterly and be supported by auditable documentation from WUXI BIOLOGICS’ suppliers.
3.4.1.AMICUS shall have the right to conduct (or have conducted on its behalf), [***], a physical or virtual audit of all documentation relating to the purchase and usage of RmRC in the production of Batches.
3.4.2.Additionally, within the first 10 days of a calendar quarter, WUXI BIOLOGICS must provide a gap analysis report showing the variance between the projected total RmRC costs and actual total RmRC costs on the Batches produced in the previous quarter.
3.5Target API Yields. The Target API Yield is the agreed upon amount of API (measured in kilograms to 2 decimal places and represented as a range) that is to be produced in any one Batch (“Target API Yield”).
3.5.1.Target API Yield for the Facility [***] through [***] is set forth in Appendix F [***].
3.5.2.A separate Target API Yield shall be established for each remaining Facility (including [***] onwards) by the JSC on an annual basis, provided however, that the Target API Yield should be no less than [***] of API.
3.5.3.The Target API Yield for the other Facilities will be determined by averaging the yields of the first [***] commercial Batches of API manufactured under this Agreement having yields greater than or equal to [***] kg of API and less than or equal to [***] kg of API.

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3.5.4.The Parties will use best efforts to improve API yields and achieve or surpass the Target API Yield.
3.5.5.After the Target API Yield has been determined, it will be used to calculate the Price Discounts and Price Premiums (if any) described in Section 4.2 [***].
3.5.6.The Target API Yield at each Facility will be reviewed [***] by the JSC to determine if the Target API Yield should be increased.
3.6Capacity. WUXI BIOLOGICS shall use Commercially Reasonable Efforts to provide the capacity to supply API and Product according to Rolling Forecasts based on the Target API Yield and provide exclusive capacity as applicable pursuant to Section 3.7 (“Capacity”). If WUXI BIOLOGICS becomes aware that it may encounter difficulty meeting any Rolling Forecast, it shall immediately notify AMICUS in writing, providing details of the expected shortfall and cause(s) thereof.
3.7Exclusive Capacity / Suite Reservation. WUXI BIOLOGICS shall reserve the MFG 6.2 Facility to exclusively manufacture API for AMICUS and not for the use of any other customer in exchange for an annual “Suite Reservation Fee” [***] “Exclusive Use Period” as set forth below:
3.7.1.Commencing on the Effective Date, WUXI BIOLOGICS shall prepare and qualify MFG 6.2 to satisfy all Applicable Laws for the manufacture of API.
3.7.2.MFG 6.2 shall be in the same building as MFG 6.1 and shall be fitted with comparable equipment to manufacture API according to the Specifications.
3.7.3.After AMICUS has determined that MFG 6.2 satisfies all Applicable Laws for the manufacture of API (consent not to be unreasonably withheld), WUXI BIOLOGICS shall commence engineering Batches in MFG 6.2 which shall be exclusively used for AMICUS and no other customers during the period specified in Appendix J.
3.7.4.After AMICUS has determined that the engineering Batches were satisfactorily completed (consent not to be unreasonably withheld), WUXI BIOLOGICS shall commence [***] PPQ Batches in MFG 6.2 which shall be exclusively used for AMICUS and no other customers during the [***] period specified in Appendix J. After AMICUS has determined that the engineering Batches were satisfactorily completed, AMICUS will be bound to proceed with Sections 3.7.5- 3.7.16, [***].
3.7.5.After AMICUS has determined that the PPQ Batches were successful and produced a Target API Yield not less than [***] (consent not to be unreasonably withheld), WUXI BIOLOGICS shall invoice AMICUS [***].
3.7.6.In the following first full Exclusive Use Period of [***], as set forth in Appendix J (and contingent upon the satisfaction of the PPQ requirements set forth in Section 3.7.5), WUXI BIOLOGICS shall commence the manufacture of API Batches ordered/forecasted by AMICUS in its Binding Forecasts and Firm Orders for MFG 6.2 according to Section 3.7.11 which shall be exclusively used for AMICUS and no other customers.
3.7.7.The Suite Reservation Fee of [***] for that Exclusive Use Period shall satisfy the Service Fees for manufacturing [***].
3.7.8.The Suite Reservation Fee shall be invoiced [***] and no earlier than Delivery of each Batch, [***].

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3.7.9.[***].
3.7.10.[***].
3.7.11.[***].
3.7.12.For the first Exclusive Use Period, the Firm Orders which AMICUS submits in accordance with Section 3.7.11 will be contingent upon the satisfaction of Sections 3.7.1 - 3.7.5, [***].
3.7.13.If [***] the activities for that Phase are not completed to AMICUS’ satisfaction (consent not to be unreasonably withheld), then AMICUS may [***].
3.7.14.Additionally, AMICUS may elect to discontinue any further obligations under this Section 3.7. by [***].
3.7.15.[***] are subject to the provisions in this Section 3.7.
3.7.16.Except as specifically set forth in this Section 3.7 and Appendix J, the Batches referred to in this Section 3.7 are also subject [***].
3.8Supply Delays. If API or Product is not Delivered within [***] of the time permitted under Section 3.3.6 it shall constitute a “Supply Delay” unless it is due to a Force Majeure Event.
3.9Supply Failure. If API or Product [***], it shall constitute a “Supply Failure”.
4.Price and Payments
4.1Price. WUXI BIOLOGICS shall sell and Deliver one-hundred percent (100%) of API and Product it manufactures to AMICUS, and AMICUS shall purchase the API and Product from WUXI BIOLOGICS based on Firm Orders for the Price set forth in Appendix E.
4.2Price Discounts and Premiums. [***].
4.2.1.Price Discounts and Premiums will be specific to each Facility to align with the Target API Yields of each Facility.
4.2.2.API yields will be measured for each commercial Batch made during consecutive [***] (“Evaluation Period”) commencing at a time determined by the JSC.
4.2.3.[***].
4.2.4.[***].
4.2.5.[***].
4.2.6.[***].
4.2.7.[***].
4.2.8.[***]. The QBR shall report Price Discounts and Price Premiums to the JSC for final approval.
4.3[***].
4.4Invoicing. WUXI BIOLOGICS shall invoice AMICUS for Batches of API and Units of Product at the Price specified in Appendix E Price and for any Price Premiums due pursuant to Section 4.2, upon the earlier of the issuance of a Batch Certificate to AMICUS or Delivery. AMICUS shall pay invoices the later of (i) forty-five (45) days of receipt of the invoice or (ii) Delivery, if undisputed. To ensure prompt payment, invoices should be submitted by electronic mail to [***].

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4.5Payment Terms. The Parties shall make all payments required under this Agreement by wire transfer in United States dollars to a bank account designated in writing by the other Party. All dollar ($) amounts specified in this Agreement are United States dollar (USD) amounts. [***].
4.6Taxes and VAT. AMICUS shall be responsible for all sales, use, value added, excise and similar taxes imposed by any government or governmental agency with respect to AMICUS’ purchase of any Product under this Agreement, except as noted below.
4.6.1.The Parties acknowledge and agree that the Price in the invoices is exclusive of Value Added Tax (“VAT”) and that, if applicable, VAT will be added to such amounts. In such instance, WUXI BIOLOGICS will give or cause to be given to AMICUS such assistance as may reasonably be necessary to enable AMICUS to (i) claim exemption therefrom (ii) credit therefor and WUXI BIOLOGICS (i) will use diligent efforts to recover all amounts paid for such taxes from the applicable authorities and (ii) in each case will furnish AMICUS with proper evidence of the taxes paid on its behalf.
4.6.2.WUXI BIOLOGICS will only invoice AMICUS for VAT and other similar goods and services taxes that WUXI BIOLOGICS has paid on AMICUS’ behalf and for which WUXI BIOLOGICS, despite using diligent efforts, is unable to receive reimbursement from the applicable taxing authorities.
4.6.3.All amounts paid by WUXI BIOLOGICS for such taxes that are subsequently recovered by WUXI BIOLOGICS will, at AMICUS’ option, be refunded to AMICUS or credited against Price until such amounts have been fully credited.
4.6.4.If WUXI BIOLOGICS performs Services and a goods and services tax such as VAT is levied on pass-through costs made by WUXI BIOLOGICS on AMICUS’ behalf, WUXI BIOLOGICS will initially pay such taxes on behalf of AMICUS and will use diligent efforts to recover all amounts paid for such taxes from the applicable authorities.
4.6.5.WUXI BIOLOGICS shall be responsible for income taxes resulting from payment received from AMICUS under this Agreement.
4.7Cancellation Fees. Subject to Section 4.8, if AMICUS notifies WUXI BIOLOGICS to manufacture less than the quantity designated in a Binding Quarter or a Firm Order (“Forecast Shortfall”), AMICUS shall [***].
4.8Cancellation Fee Requirements. [***]:
4.9.1.[***];
4.9.2.[***];
4.9.3.[***];
4.9.4.[***];
4.9.5.[***];
4.9.6.[***];
4.9.7.[***];
4.9.8.[***];
4.9.9.[***];

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4.9.10.[***]; and
4.9.11.[***].
4.9Payment of Cancellation Fees. WUXI BIOLOGICS may invoice AMICUS for any API Cancellation Fee [***].
4.1.1[***].
4.10Offset for Supply Delay. [***].
4.11Per Vial Product Pricing. [***].
5.Performance and Relationship Management
5.1A Performance and Relationship Management (“PRM”) model utilizing a series of PRM committees will monitor performance under the terms of this Agreement.
5.2The PRM committees are listed in descending order of authority in Appendix I. with the “JSC” (“Joint Steering Committee”) having the highest authority, subject to Section 11.1 shall agree to formal charters for the JSC and QBR.
5.3Each PRM committee is tasked to monitor various aspects of performance under this Agreement as set forth in Appendix I including an obligation to measure and report the Key Performance Indicators therein.
5.4PRM committees shall have suitable managerial and/or technical staff to discuss and consider the items on the agenda and make written record of all meeting minutes and mutually agreed upon decisions.
5.5PRM committees shall be able to review the BOM pursuant to Section 3.4.
5.6No PRM committee shall have the power to amend, modify or waive compliance with this Agreement. PRM meeting minutes, regardless of whether signed by senior representatives of both Parties, shall not be deemed to amend, modify or waive compliance with this Agreement.
6.Confidentiality and Intellectual Property
6.1Confidential Information. Each Party agrees to keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other disclosing Party. “Confidential Information” with respect to AMICUS shall mean all trade secrets or confidential or proprietary information of AMICUS designated as such in writing, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed to WUXI BIOLOGICS. Confidential Information herein shall also include the Amicus’ Confidential Information generated under the MSA. Confidential Information shall mean, with respect to WUXI BIOLOGICS, any and all information (in whatever form, tangible or intangible) relating to WUXI BIOLOGICS’ or its Affiliates’ methodology, testing processes, packaging and manufacturing techniques, data collection and data management techniques designated as such in writing, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed to AMICUS and which is of a confidential nature.
6.1.1Notwithstanding the foregoing, information which is orally or visually disclosed to a Party or is disclosed in writing without an appropriate letter, stamp or legend,

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shall constitute Confidential Information if its confidential nature is reasonably apparent from the circumstances of disclosure, context and subject matter, despite the absence of an identifying stamp or legend.
6.1.2The restrictions on the disclosure and use of Confidential Information set forth shall not apply to any Confidential Information that: (1) was known by a receiving Party prior to the disclosure by the other Party hereunder (as evidenced by the receiving Party’s written records or other competent evidence) and not also subject to confidentiality between the Parties under a previous agreement; (2) is or becomes part of the public domain through no fault of the receiving Party; (3) is disclosed to receiving Party by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has; or (4) is independently developed by receiving Party personnel who did not have access to the Confidential Information (as evidenced by receiving Party’s written records or other competent evidence).
6.1.3In addition to the exceptions above, if a receiving Party is required to disclose Confidential Information of the disclosing Party by regulation, law or legal process, receiving Party shall provide prior notice of such intended disclosure to disclosing Party, if possible, under the circumstances and shall disclose only such Confidential Information as is required to be disclosed.
6.1.4Neither anything contained herein nor the delivery of any disclosing Party’s Confidential Information to receiving Party shall be deemed to grant receiving Party any right or licenses under any patents or patent applications or to any know-how, technology or inventions of disclosing Party, except (i) as otherwise stated in this Agreement; or (ii) to enable each Party to perform its obligations under this Agreement.
6.1.5The terms of this Agreement shall be considered Confidential Information hereunder.
6.2Cell Line and Modified Cells. [***]:
6.2.1.[***];
6.2.2.[***];
6.2.3.[***];
6.2.4.[***]; and
6.2.5.[***].
6.3Data Ownership and Intellectual Property. Any Intellectual Property (i) derived from or related to AMICUS’ Confidential Information; (ii) derived from any other information related to the API or Product (or Biosimilar or Interchangeable thereof); or (iii) related to or arising out of WUXI BIOLOGICS’ performance under this Agreement (other than as described in Section 5.3.1), including but not limited to artwork, advertising and packaging information necessary to package Product, chemical, biological and physical properties of API, and Product and analytical methods that pertain specifically thereto, chirality, purity, particle size, particle shape, particle aggregation, crystalline and amorphous forms and optical characteristics of the API and the works, information and improvements in Section 6.3.2; howsoever gained or obtained by WUXI BIOLOGICS except not if provided by a Third Party under no

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obligation to AMICUS (collectively referred to herein as “AMICUS Intellectual Property”), shall be immediately communicated and delivered to AMICUS, and shall be the exclusive property of, and all right, title and interest shall be owned by AMICUS. WUXI BIOLOGICS hereby grants to AMICUS all right, title and interest in and to such Intellectual Property, as well as any patents or other intellectual property rights relating thereto, and WUXI BIOLOGICS agrees to execute such documents and take such actions as AMICUS may reasonably request to vest more fully in AMICUS all such rights.
6.3.1.Subject to Sections 6.3 and 6.3.2, the Intellectual Property related exclusively to procedures, processes and manufacturing know-how that may be invented by WUXI BIOLOGICS in the course of performing its obligations under this Agreement but which relate to manufacturing operations generally and not to API or Product (or Biosimilar or Interchangeable thereof) and the relevant Intellectual Property rights shall belong to WUXI BIOLOGICS (“WUXI BIOLOGICS Intellectual Property”); provided however, that WUXI BIOLOGICS shall grant and hereby does grant to AMICUS a worldwide, royalty-free, perpetual, fully paid-up, non-exclusive license to WUXI BIOLOGICS Intellectual Property to enable AMICUS or its Affiliates to develop and commercialize API and Product, including without limitation, the right to use information required for submission to Regulatory Authorities.
6.3.2.The Intellectual Property related exclusively to procedures, processes, analytical characterization and manufacturing of API and Product shall belong solely to AMICUS pursuant to Section 6.3. All artwork, advertising and packaging information necessary to package Product is and shall remain the exclusive property of AMICUS, and AMICUS shall be solely responsible for the content thereof. Such artwork, advertising and packaging information or any reproduction thereof may only be used by WUXI BIOLOGICS to perform its obligations under this Agreement. All such copyrightable works shall constitute work-for-hire for purposes of the United States copyright laws, and constitute AMICUS Intellectual Property. WUXI BIOLOGICS hereby acknowledges that it does not have, and shall not acquire any interest in any of AMICUS’ trademarks or trade names and agrees not to use any AMICUS’ trade names or trademarks except as specifically authorized in writing both as to the names or marks which may be used and as to the manner and prominence of use.
6.3.3.AMICUS hereby grants to WUXI BIOLOGICS a fully paid, non-exclusive, non-sublicensable, non-transferable license under any and all AMICUS Intellectual Property that is necessary for WUXI BIOLOGICS to perform its obligations during the term of this Agreement.
6.4Return of Confidential Information. WUXI BIOLOGICS agrees that upon termination or expiration of this Agreement or, at the request of AMICUS, it shall (and shall cause its directors, officers, employees, agents, representatives and advisors to) return to AMICUS all parts of the Confidential Material provided by AMICUS and return or destroy any copies thereof made by WUXI BIOLOGICS, its directors, officers, employees, agents or representatives.

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6.5Records. WUXI BIOLOGICS will keep complete and accurate records (including without limitation Manufacturing Documentation, MPR, MS, reports, accounts, data, and records of all information and results obtained from performing under this Agreement) of all work done by it under this Agreement, in form and substance as specified in the Quality Agreement and this Agreement (collectively, the “Records”). While in the possession or control of WUXI BIOLOGICS, Records will be available at reasonable times for inspection, examination and copying by the Regulatory Authority (if required by Applicable Law) and AMICUS. WUXI BIOLOGICS will ensure that all Records of its performance under this Agreement will be retained and archived in accordance with cGMP and Applicable Law, but in no case for less than a period of five (5) years following completion of performance under this Agreement.
6.6Employee, Consultant and Advisor Obligations. Each Party agrees that it and its Affiliates shall provide or permit access to Confidential Information received from the other Party and such Party’s Affiliates and representatives only to the receiving Party’s employees, consultants and advisors and to the employees, consultants and advisors of the receiving Party’s Affiliates who, in such Party’s reasonable judgment have a need to know such Confidential Information to assist the receiving Party with the activities contemplated by this Agreement and who are subject to obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party pursuant to Section 6.1; provided, however, that WUXI BIOLOGICS and AMICUS shall each remain responsible for any failure by its Affiliates, and its and its Affiliates’ respective employees, consultants and advisors, to treat such Confidential Information as required under Section 6.1 (as if such Affiliates, employees, consultants and advisors were Parties directly bound by the requirements of Section 6.1).
6.7Publicity. Neither Party shall issue a press release or other public announcement relating to this Agreement or its subject matter without the prior written approval of the other Party.
6.8Injunctive Relief. Each Party agrees and acknowledges that its disclosure of Confidential Information or other breach of Section 6 of this Agreement may cause irreparable harm to other Party, and therefore that any such breach or threatened breach may entitle such Party to seek injunctive relief, in addition to any other legal remedies available in a court of competent jurisdiction.
6.9Material Breach. Both Parties agrees that breach of this and any of the confidentiality provisions of this Agreement shall constitute a material breach of this Agreement, and both Parties shall immediately take all necessary measures to mitigate and cure such breach. Both Parties shall have the right to audit and inspect the other Party for conformance to Section 6.
6.10Data Privacy. In the event that either Party processes any personal data (including personal data of personnel of either Party) in the course of fulfillment of their obligations under this Agreement, each Party shall do so in full compliance of Applicable Laws on data privacy. WUXI BIOLOGICS hereby consents to its personal data being transferred to, and processed outside China by any AMICUS group company, business partner, supplier or sub-contractor, provided that such group

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company, business partner, supplier or sub-contractor offers an equivalent level of protection as that offered by AMICUS under its data privacy policies and procedures.
7.Compliance, Ethics And Transparency
7.1Both Parties represent and warrant that they will perform their obligations under this Agreement in compliance with all Applicable Laws and shall procure and maintain all necessary authorizations, permits and licenses required for the performance contemplated under this Agreement.
7.2The Parties represent and covenant further that in connection with this Agreement, they, their Affiliates, their directors, their employees, their officers, and anyone acting on their behalf, unless permitted under the Applicable Laws, shall not directly or through Third Parties pay, promise to pay, authorize a payment, give, promise to give, or authorize the giving of anything of value or any benefit to any Public Official for purposes of (i) influencing any act or decision of such Public Official in his official capacity, (ii) inducing such Public Official to do or omit to do any act in violation of the lawful duty of such individual; (iii) securing any improper advantage; or (iv) inducing such Public Official to use its influence to affect or influence any act or decision of the government with respect to any activities undertaken relating to this Agreement.
7.2.1.“Public Official” means any of the following: (i) official (elected, appointed, or career) or employee of a federal, national, state, provincial, local, or municipal government or any department, agency, or subdivision thereof (incl. the Social Security Institution); (ii) officer or employee of a government-owned or controlled enterprise, company, or organization; (iii) Officer or employee of a public international organization (e.g., UN, World Bank, EU, WTO); (iv) individual acting for or representing a government or any of the organizations referred to above, even if he/she is not an employee of such government or organization; (v) individual who is considered to be a government official under applicable local law; (vi) candidate for public office; and (vii) an officer or individual who holds a position in a political party.
7.3Each Party shall comply with the provisions of the UK Bribery Act 2010, the US Foreign Corrupt Practices Act 1997, and any laws intended to implement to OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, each as amended from time to time (“Anti-Bribery Requirements”). WUXI BIOLOGICS shall comply with AMICUS’ anti-bribery, anti-corruption and ethics policies as updated from time to time by AMICUS and notified to WUXI BIOLOGICS (“Anti-Bribery Policies”). WUXI BIOLOGICS shall appoint an appropriate representative of WUXI BIOLOGICS to receive training from AMICUS on such policies at a time and place convenient to both Parties. In addition, WUXI BIOLOGICS shall maintain in place throughout the term of this Agreement its own policies and procedures to ensure compliance with the Anti-Bribery Requirements and the Anti-Bribery Policies, will enforce them where appropriate and will promptly report to AMICUS any request or demand for any undue or suspicious financial or other advantage of any kind received by WUXI BIOLOGICS in connection with the performance of this Agreement.

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7.4WUXI BIOLOGICS shall immediately notify AMICUS in writing if a public official becomes an officer or employee of WUXI BIOLOGICS or acquires a direct or indirect interest in WUXI BIOLOGICS, and WUXI BIOLOGICS warrants that it has no such public officials as direct or indirect owners, officers or employees at the Effective Date; and
7.5Upon request by a Party, the other Party shall certify in writing signed by an officer of such other Party, compliance with this Section 7. The other Party shall also provide such supporting evidence of compliance as the requesting Party may reasonably request.
7.6Each Party shall have the right to conduct audits of the other Party and the other Party shall provide access to any facilities, employees and records as may be reasonably required by the Party conducting the audit for the purpose of verifying the other Party’s compliance with the terms of Sections 2 through 7 from time to time. Compliance audits will be conducted not more than once per year on reasonable notice and during normal working hours.
7.7WUXI BIOLOGICS shall ensure that all of its agents, sub-contractors and affiliates who perform services in connection with this Agreement do so only on the basis of a written contract which imposes on and secures from such persons’ terms equivalent to those imposed on WUXI BIOLOGICS in this Section 7 (“the Ethical Terms”). WUXI BIOLOGICS shall be responsible for the observance and performance by such persons of the Ethical Terms, and shall be directly liable to AMICUS for any breach by such persons of any of these terms.
8.Representations, Warranties and Covenants
8.1Representations of Authority. WUXI BIOLOGICS and AMICUS each represents and warrants to the other Party that, as of the Effective Date, it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.
8.2No Conflict. WUXI BIOLOGICS and AMICUS each represents and warrants to the other Party that the execution and delivery of this Agreement by such Party and the performance of such Party’s obligations hereunder (1) do not conflict with or violate any requirement of Applicable Law existing as of the Effective Date applicable to such Party and (2) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date.
8.3Enforceability. WUXI BIOLOGICS and AMICUS each represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms.
8.4Additional Representations Warranties and Covenants of WUXI BIOLOGICS. WUXI BIOLOGICS further represents, warrants and covenants that, at the time of delivery to AMICUS, the API and Product manufactured under this Agreement will have been manufactured in accordance with all material requirements of cGMP and all other Applicable Law, the Quality Agreement, and Specifications. WUXI BIOLOGICS represents and warrants that WUXI BIOLOGICS and its employees, Affiliates, contractors, and agents have never been debarred or convicted of a crime for which a

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person can be debarred under Applicable Law. WUXI BIOLOGICS further represents and warrants that it has the requisite skills and experience to perform the obligations under this Agreement.
8.5Environmental and Sustainability
8.5.1.Program Existence. WUXI BIOLOGICS represents and warrants that it has a bona fide environmental and/or sustainability program, or substantially similar equivalent (the, “Program”), as of the Effective Date.
8.5.2.Reporting. WUXI BIOLOGICS agrees to provide quarterly (i.e., every three (3) calendar months) updates at the JSC and written updates every 6 months to AMICUS on the status and effectiveness of the Program. Such updates shall include, at a minimum, (i) any material developments to the Program, (ii) any metrics required by local, state or federal rules, regulations or laws, and (iii) a copy of any report generated by the Program relating specifically to AMICUS.
8.5.3.Notice. WUXI BIOLOGICS agrees to notify AMICUS immediately, but in no event more than five (5) Business Days after becoming aware of, any materially adverse development to WUXI BIOLOGICS’ Program. Should such adverse event result in a deviation from, or discontinuation of, WUXI BIOLOGICS’ Program, WUXI BIOLOGICS shall work with AMICUS in good faith to find an acceptable alternative approach that meets AMICUS’ internal Program criteria. WUXI BIOLOGICS further agrees and acknowledges that AMICUS has entered into this Agreement on the basis of, in part, the viability of and agreement with WUXI BIOLOGICS’ Program and any failure to maintain such Program in a form acceptable to AMICUS shall be escalated to the JSC for resolution.
8.5.4.Compliance. WUXI BIOLOGICS shall use its best efforts to comply with the terms and conditions of Section 8.5 and assist AMICUS in providing any and all information required by local, state or federal rules, regulations or laws in effect as of the Effective Date or promulgated during the term of this Agreement. Any failure by WUXI BIOLOGICS to comply with this Section 8.5.4 shall permit AMICUS to terminate this Agreement immediately and report WUXI BIOLOGICS’ non-compliance to the relevant governmental agency or authority.
8.6Additional Representations Warranties and Covenants of AMICUS. AMICUS further represents, warrants and covenants to WUXI BIOLOGICS that AMICUS shall adhere to all Applicable Laws relating to the handling, storage, use, disposal, sale, advertising and marketing of all Product while such Product is in AMICUS’ possession and/or control.
8.7Additional Representations Warranties and Covenants. This Section incorporates by reference other representations and warranties made by the Parties as may be evident throughout this Agreement.
8.8Limited Applicability. The representations and warranties of a Party set forth in this Agreement are intended for the sole and exclusive benefit of the Parties hereto, and may not be relied upon by any Third Party other than permitted successors or assigns.
8.9Limitation. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATION NOR EXTEND ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO EACH OTHER, AND HEREBY

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DISCLAIM ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE API AND PRODUCT SUPPLIED HEREUNDER.
9.Indemnification
9.1General Indemnification by WUXI BIOLOGICS. WUXI BIOLOGICS shall defend, indemnify and hold harmless AMICUS, its Affiliates and their respective directors, officers, employees and agents (collectively, the “AMICUS Indemnified Parties”), from, against and in respect of any and all actions, liabilities, losses, costs (including costs of investigation, defense and enforcement of this Agreement), damages, fines, penalties, government orders, taxes, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), involving a claim or action of a Third Party or governmental authority (collectively, “Losses”), incurred or suffered by the AMICUS Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: (i) any breach of Agreement by WUXI BIOLOGICS; or (ii) the gross negligence, intentional misconduct or violation of law of or by any of WUXI BIOLOGICS, its Affiliates and their respective directors, officers, employees and agents, except, in each case, to the extent caused by the gross negligence, willful misconduct or violation of law of or by AMICUS or any of the other AMICUS Indemnified Parties.
9.2General Indemnification by AMICUS. AMICUS shall defend, indemnify and hold harmless WUXI BIOLOGICS, its Affiliates and their respective directors, officers, employees and agents (collectively, the “WUXI BIOLOGICS Indemnified Parties”), from, against and in respect of any and all Losses incurred or suffered by the WUXI BIOLOGICS Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: (i) any breach of this Agreement by AMICUS; or (ii) the gross negligence, intentional misconduct or violation of law by or of AMICUS, its Affiliates and their respective directors, officers, employees and agents, except, in each case, to the extent caused by the gross negligence, willful misconduct or violation of law of or by any of WUXI BIOLOGICS or any of the other WUXI BIOLOGICS Indemnified Parties.
9.3Product Liability Indemnification. Notwithstanding Sections 9.1 and 9.2, AMICUS shall indemnify and hold harmless the WUXI BIOLOGICS Indemnified Parties from, against and in respect of any and all Losses involving a Third Party products liability claim or action incurred or suffered by the WUXI BIOLOGICS Indemnified Parties or any of them directly relating to conforming Product supplied hereunder by WUXI BIOLOGICS to AMICUS.
9.4Claims for Indemnification. A Person entitled to indemnification under Section 9 (an “Indemnified Party”) shall give prompt written notification to the Person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party claim as provided in this Section 9 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and

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only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice).
9.4.1.Within ten (10) Business Days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.
9.4.2.The Party not controlling such defense may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided further, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.
9.4.3.The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider in good faith recommendations made by the other Party with respect thereto.
9.4.4.The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party, without the prior written consent of the Indemnified Party.
9.5Limitation of Liability. Except for [***] any breach of Sections 6 and 10, in no event shall the liability under this Agreement [***].
9.6Insurance. Each Party shall maintain at its own cost full and sufficient Third Party, public and product liability, and product recall insurance, which may be by means of self- insurance, to cover its actual and potential liabilities hereunder and shall provide to the other a certificate of such insurance (or equivalent) upon request.
9.7EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, LOST GOODWILL, LOST REVENUE AND LOST OPPORTUNITY) ARISING OUT OF ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT OR WITH RESPECT TO ITS PERFORMANCE HEREUNDER; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY IN RESPECT OF ANY LOSS DIRECTLY INCURRED OR SUFFERED FROM THIRD PARTY CLAIMS.

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9.8Except with respect to (i) WUXI BIOLOGICS’ confidentiality obligations under Section 6, (ii) WUXI BIOLOGICS’ indemnification obligations under Section 9.1 (iii) any cases involving willful misconduct, gross negligence or personal injury or death, in no event shall WUXI BIOLOGICS’ liability [***] exceed [***].
10.Term and Termination
10.1Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated under Section 10, shall continue for five (5) years (“Initial Term”) and shall automatically renew for successive terms of two (2) years (“Renewal Term”) unless AMICUS provides WUXI BIOLOGICS at least twelve (12) months prior notice of its intent not to renew (collectively “Term”). For the avoidance of doubt, the issuance of a notice of non-renewal shall not relieve WUXI Biologics of its obligation to Deliver Binding Orders submitted prior to the expiration of the Term nor Amicus of its obligation to pay for Batches Delivered under Binding Orders submitted prior to the expiration of the Term nor prejudice any other accrued obligation or right.
10.2Termination by WUXI BIOLOGICS. WUXI BIOLOGICS shall have the right to terminate this Agreement upon written notice to AMICUS if AMICUS breaches any material obligation hereunder and such default is not cured within [***] after receipt of written notice to AMICUS specifying such default.
10.3Termination by AMICUS. If WUXI BIOLOGICS defaults under or fails to comply with any of its material obligations contained in this Agreement and (i) if such default is not curable, AMICUS shall have the right to terminate this Agreement upon written notice to WUXI BIOLOGICS, or (ii) if such default is curable and is not cured within [***] after the receipt of written notice to WUXI BIOLOGICS specifying such default, AMICUS shall have the right to terminate this Agreement upon written notice to WUXI BIOLOGICS.
10.3.1.AMICUS shall also have the right to terminate this Agreement upon written notice to WUXI BIOLOGICS for an Adverse Regulatory Development, Quality Failure or Supply Failure.
10.4Financial Matters. Either Party may terminate this Agreement immediately by giving written notice if
10.4.1.the other Party commences a judicial or administrative proceeding under a law relating to insolvency for the purpose of reorganizing liquidating or restructuring its debt;
10.4.2.anyone commences any such proceeding against the other Party and either (i) the proceeding is not dismissed by midnight at the end of the [***] after commencement or (ii) any court before which the proceeding is pending issues an order approving the case;
10.4.3.a receiver, trustee, administrator, or liquidator (however each is referred to) is appointed or authorized, by law or under a contract, to take charge of property of the other Party for the purpose of enforcing a lien against that property, or for the purpose of general administration of that property for the benefit of the other Party’s creditors;
10.4.4.the other Party makes a general assignment for the benefit of creditors; or

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10.4.5.the other Party generally fails to pay its debts as they become due (unless those debts are subject to a good-faith dispute as to liability or amount) or acknowledges in writing that it is unable to do so.
10.5Other Remedies. Any termination of this Agreement as provided herein shall not be an exclusive remedy but shall be in addition to any remedies that may otherwise be available to either Party.
10.6Effect of Termination. Upon any termination of this Agreement, WUXI BIOLOGICS will promptly return to AMICUS all relevant records, materials or AMICUS’ Confidential Information relating to the Product in its (or any of its Affiliates’ or contractors’) possession or control. Notwithstanding the preceding sentence, WUXI BIOLOGICS may retain a single copy, and any archived electronic copy that cannot be readily removed, of AMICUS’ Confidential Information as is reasonably necessary for regulatory or insurance purposes or to comply with the requirement of any surviving provision, subject to WUXI BIOLOGICS’ obligations of confidentiality under this Agreement.
10.6.1.Technical Transfer. Subject to Section 6.3.1, AMICUS shall also have the right to elect WUXI BIOLOGICS to perform a technical transfer [***] to enable a third party to manufacture API and Product according to Specifications.
10.6.2.Accrued Rights. Upon termination of this Agreement, the Parties will have no further obligations to each other, except that termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration including without limitation and as applicable payment to WUXI BIOLOGICS of all accrued undisputed invoices return to AMICUS of API and Product and payment of credits issued under Section 4.2.7.
10.6.3.Surviving Obligations. Further, such termination or expiration shall not relieve either Party from obligations which by their nature and context are intended to survive the termination or expiration of this Agreement or those that are expressly indicated to survive termination or expiration of this Agreement including the Parties’ rights and obligations under Sections 6 (but not Section 6.3.3), 9, and 10 which shall survive termination or expiration of this Agreement.
11.Miscellaneous
11.1Dispute Resolution. Any dispute arising from or relating to the subject matter of this Agreement that cannot be resolved within a period of [***] after notice of a dispute has been given by one Party hereunder to the other, will be escalated to the JSC or President of each Party for a period of discussion of up to fifteen (15) days following the initial 30 days (the last day of such fifteen (15) day period being herein referred to as the “Arbitration Date”). If the heads of the Parties still cannot resolve the dispute after this fifteen (15) day period, such dispute shall be finally settled by arbitration in New York, New York, using the English language in accordance with the Arbitration Rules and Procedures of JAMS then in effect, by one or more commercial arbitrator(s) with substantial experience in resolving complex commercial contract disputes, who may or may not be selected from the appropriate list of JAMS arbitrators. If the Parties cannot agree upon the number and identity of the arbitrators within fifteen (15)

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days following the Arbitration Date, then a single arbitrator shall be selected on an expedited basis in accordance with the Arbitration Rules and Procedures of JAMS. Any arbitrator so selected shall have substantial experience with pharmaceutical or biopharmaceutical industry supply issues. The arbitrator(s) shall have the authority to grant specific performance and to allocate between the Parties the costs of arbitration (including service fees, arbitrator fees and all other fees related to the arbitration) in such equitable manner as the arbitrator(s) may determine. Judgment upon the award so rendered may be entered in a court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, each Party shall have the right to institute an action in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator(s), provided that a permanent injunction and damages shall only be awarded by the arbitrator(s). For all purposes of this Section, the parties’ consent to exclusive jurisdiction and venue in the United States federal courts located in the Southern District of New York (i.e., New York City).
11.2Choice of Law. This Agreement shall be governed by and interpreted under the laws of the State of New York without reference to conflicts of laws principles. The United Nations Convention on Contracts for the International Sale of Goods (Vienna, 1980) (CISG)shall not apply to this Agreement.
11.3Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been delivered upon proof of receipt by postal service, reputable overnight courier or facsimile to the following:
11.4

AMICUS Amicus Therapeutics, Inc. Attention: [***] With a copy to: [***]	WUXI BIOLOGICS WuXi Biologics Shanghai Co Ltd. Attention: [***] E-mail: [***] With a copy to: [***]
11.5Non-Waiver. The failure or delay of either Party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and shall not be construed as, a waiver of such term or right, and shall in no way affect that Party’s right later to enforce or exercise such term or right.
11.6Severability. If under applicable law or regulation, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity or enforceability of any material provision of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.
11.7Force Majeure. Neither Party shall be liable to the other Party for any failure to perform any of its material obligations as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such Party’s control including, without limitation, acts of God, civil disorders or commotions, acts of aggression, fire, terrorism (or the threat thereof), explosions, floods, drought, war, sabotage, embargo, sanctions, restraints of governments or public authorities, disruption of suppliers,

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utility failures, material shortages, labor disturbances, a national health emergency, or appropriations of property (“Force Majeure Event”). Neither Party shall be deemed to be in breach of this Agreement, or shall be otherwise liable to the other Party, by reason only of any delay in performance, or the non-performance of any of its obligations hereunder, to the extent that the delay or non-performance is due to any Force Majeure Event of which it has duly notified the other Party, and the time for performance of that material obligation shall be extended accordingly. Without limiting AMICUS’ right to terminate this Agreement pursuant to Section 10.3, if the performance by either Party of any of its obligations under this Agreement is prevented or delayed by a Force Majeure Event for a continuous period in excess of [***], the Parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable in the circumstances.
11.8Interpretation; Headings. In this Agreement, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “will” shall be construed to have the same meaning and effect as the word “shall”. In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. The definitions of the terms used in this Agreement shall apply equally to the singular and plural forms of the terms defined.
11.9Integration. This Agreement and any of its attachments constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous agreements, whether written or oral. This Agreement may be amended only in writing signed by properly authorized representatives of each of the Parties.
11.9.1Manufacturing and Supply Agreement. As of the Effective Date of this Agreement, the Parties hereby terminate the Manufacturing and Supply Agreement entered into on December 5, 2018. WUXI BIOLOGICS agrees that no cancellation fees or other costs are due by AMICUS as a result of this termination. The Parties agree that applicable new orders, services and supplies shall be placed under this Agreement as set forth in Appendix B. API Rolling Forecasts and Appendix C. Product Rolling Forecasts.
11.9.2Master Services Agreement. The Parties agree that the MSA is not terminated by virtue of entering into this Agreement and that it shall govern the services outside of the scope of those in this Agreement and in particular those set forth in Section 2.17.
11.10Independent Contractors; No Agency or Partnership. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship between the Parties shall be that of independent contractors. Neither of WUXI BIOLOGICS and AMICUS shall hold itself out as a partner or agent of the other.
11.11Assignability. WUXI BIOLOGICS may not assign any of its rights or delegate or subcontract any of its duties and obligations under this Agreement to any Third Party

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except its own Affiliates without the prior written consent of AMICUS, at its discretion (not to be unreasonably withheld), except assignment is permitted if a Third Party acquires all or substantially all of WUXI BIOLOGICS’s assets related to the manufacture of Product (including, without limitation, the sale, spin-off or such other corporate transaction by WUXI BIOLOGICS). Any such attempted assignment of rights or delegation or subcontracting of duties without such prior written consent of AMICUS shall be void and ineffective. If WUXI BIOLOGICS assigns any of its rights and delegates or subcontracts any of its duties and obligations under this Agreement to any of its Affiliates (such assignment, delegation or subcontracting to an Affiliate), such assignment shall not relieve WUXI BIOLOGICS of its responsibilities and liabilities hereunder and it shall remain liable to AMICUS for the conduct and performance of WUXI BIOLOGICS’ Affiliate.
11.11.1.AMICUS may assign any of its rights or delegate or subcontract any of its duties and obligations under this Agreement to an Affiliate or Third Party upon advance written notice to WUXI BIOLOGICS (including but not limited to an AMICUS Affiliate submitting a Binding Forecast or Firm Order which will constitute sufficient notice); provided, however, that such assignment, delegation or subcontracting to a Third Party shall not relieve AMICUS of its responsibilities and liabilities hereunder except if a Third Party acquires all or substantially all of AMICUS’ assets related to API or Product.
11.12Binding upon Successors. This Agreement shall inure to the benefit of and be binding upon each Party and its permitted successors and assigns.
11.13Third Party Beneficiaries. This Agreement is not intended to give any benefits, rights, privileges, actions or remedies to any person or entity, partnership, firm or corporation as a Third Party beneficiary or otherwise under any theory of law.
11.14Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument in effect as of the Effective Date.
***********

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    IN WITNESS WHEREOF, the Parties hereto, by their respective duly authorized representatives have executed and delivered this Agreement as of the Effective Date.

For and behalf of Amicus Therapeutics, Inc. /s/ Bradley L. Campbell Signature Name Bradley L. Campbell Position President & Chief Executive Officer Date April 18, 2023
For and behalf of WuXi Biologics (Hong Kong) Limited

    /s/ Zhisheng Chen
Signature
Name        Zhisheng Chen
Position    Director
Date        April 14, 2023

For and behalf of WuXi Biologics Ireland Limited

    /s/ Zhisheng Chen
Signature
Name        Zhisheng Chen
Position    Director
Date        April 14, 2023

For and behalf of WuXi Biologics Germany GmbH

    /s/ Zhisheng Chen
Signature
Name        Zhisheng Chen
Position    Director
Date        April 14, 2023

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